Exhibit 11: Computation of Earnings per Share

                                   Exhibit 11

        Weighted Average Common Shares and Common Equivalents Outstanding
                        Computation of Earnings Per Share



                                                    For the three months ended
                                                      April 30,       April 30,
                                                         1997            1996
                                                    -----------     -----------
Primary Earnings Per Share:

Net Income                                          $   278,000     $  (199,000)
                                                    ===========     ===========

Weighted Average Common Shares Outstanding            3,858,000       3,801,000
                                                    ===========     ===========

Primary Earnings Loss Per Share                     $      0.07     $     (0.05)
                                                    ===========     ============

There are no other common stock equivalents; therefore, primary and fully diluted earnings per share are equal.

























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